Canuswa Accounting and Tax Services Inc.

1050 Larrabee Ave., Suite 104-314, Bellingham, WA 98225

1172 Murphy Ave., Suite 204, San Jose, CA 95131

U.S.A.

Tel: (415)329-5779     E-mail: zjcpa@canuswa.com

April 6, 2015

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of AJ Greentech Holdings Ltd and Subsidiaries of Form 8-K dated April 6, 2015, and are in agreement with the statements in Item 4.01 contained therein, as they relate to our firm.

Very truly yours,

/s/  Canuswa Accounting & Tax Services Inc.

Canuswa Accounting & Tax Services Inc.